Exhibit 6(a)(iii)

Schedules A and B – Management Agreement – CFST I and CFVIT

FORM OF SCHEDULE A

As of [DATE]

Series	Effective Date
Columbia Funds Series Trust I
Columbia Adaptive Risk Allocation Fund	October 1, 2015
Columbia Alternative Beta Fund	October 1, 2015
Columbia Balanced Fund	January 1, 2016
Columbia Bond Fund	September 1, 2015
Columbia Connecticut Intermediate Municipal Bond Fund	March 1, 2016
Columbia Contrarian Core Fund	January 1, 2016
Columbia Corporate Income Fund	September 1, 2015
Columbia Disciplined Small Core Fund	January 1, 2016
Columbia Dividend Income Fund	October 1, 2015
Columbia Emerging Markets Fund	January 1, 2016
Columbia Global Dividend Opportunities Fund	January 1, 2016
Columbia Global Energy and Natural Resources Fund	January 1, 2016
Columbia Global Technology Growth Fund	January 1, 2016
Columbia Greater China Fund	January 1, 2016
Columbia High Yield Municipal Fund	October 1, 2015
Columbia Intermediate Municipal Bond Fund	March 1, 2016
Columbia Large Cap Growth Fund	December 1, 2015
Columbia Massachusetts Intermediate Municipal Bond Fund	March 1, 2016
Columbia Mid Cap Growth Fund	January 1, 2016
Columbia Multi-Asset Income Fund	September 1, 2015
Columbia New York Intermediate Municipal Bond Fund	March 1, 2016
Columbia Oregon Intermediate Municipal Bond Fund	December 1, 2015
Columbia Pacific/Asia Fund	August 1, 2015
Columbia Real Estate Equity Fund	May 1, 2016
Columbia Select Large Cap Growth Fund	August 1, 2015
Columbia Small Cap Growth Fund I	January 1, 2016
Columbia Small Cap Value Fund I	September 1, 2015
Columbia Strategic California Municipal Income Fund	March 1, 2016
Columbia Strategic Income Fund	March 1, 2016
Columbia Strategic New York Municipal Income Fund	March 1, 2016
Columbia Tax-Exempt Fund	December 1, 2015
Columbia Total Return Bond Fund	September 1, 2015
Columbia U.S. Social Bond Fund	December 1, 2015
Columbia U.S. Treasury Index Fund	September 1, 2015
Columbia Ultra Short Term Bond Fund	December 1, 2015
Columbia Value and Restructuring Fund	July 1, 2015
Multi-Manager Alternative Strategies Fund	January 1, 2016
Multi-Manager Growth Strategies Fund	August 1, 2015
Multi-Manager Small Cap Equity Strategies Fund	January 1, 2016
Multi-Manager Total Return Bond Strategies Fund	January 1, 2016

Effective Date
Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio – Asset Allocation Fund	May 1, 2016
Columbia Variable Portfolio – Contrarian Core Fund	May 1, 2016
Columbia Variable Portfolio – Diversified Absolute Return Fund	May 1, 2016
Columbia Variable Portfolio – Long Government/Credit Bond Fund	May 1, 2016
Columbia Variable Portfolio – Select Large Cap Growth Fund	May 1, 2016
Columbia Variable Portfolio – Small Cap Value Fund	May 1, 2016
Columbia Variable Portfolio – Small Company Growth Fund	May 1, 2016
Columbia Variable Portfolio – Strategic Income Fund	May 1, 2016

Schedules A and B – Management Agreement – CFST I and CFVIT

CTIVP® – AQR Managed Futures Strategy Fund	May 1, 2016
CTIVP® – Lazard International Equity Advantage Fund	May 1, 2016
Variable Portfolio – Managed Volatility Conservative Fund	May 1, 2016
Variable Portfolio – Managed Volatility Conservative Growth Fund	May 1, 2016
Variable Portfolio – Managed Volatility Growth Fund	May 1, 2016

Schedules A and B – Management Agreement – CFST I and CFVIT

FORM OF SCHEDULE B

Fee Schedule

As of [Date]

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Multi-Manager Alternative Strategies Fund*	January 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 > $12,000	1.100% 1.050% 1.020% 0.990% 0.960% 0.950%

CTIVP® – AQR Managed Futures Strategy Fund*	May 1, 2016

Multi-Manager Total Return Bond Strategies Fund	January 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $9,000 >$9,000 - $12,000 >$12,000 - $20,000 >$20,000 - $24,000 >$24,000 - $50,000 >$50,000	0.500% 0.495% 0.480% 0.460% 0.450% 0.430% 0.415% 0.410% 0.390% 0.380% 0.360% 0.340%

Columbia VP – Long Government/Credit Bond Fund	May 1, 2016

Multi-Manager Growth Strategies Fund Columbia Select Large Cap Growth Fund	August 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.770% 0.720% 0.670% 0.620% 0.600% 0.580% 0.570%
Columbia Large Cap Growth Fund	December 1, 2015
Columbia Contrarian Core Fund Columbia Global Dividend Opportunity Fund	January 1, 2016
Columbia VP – Contrarian Core Fund Columbia VP – Select Large Cap Growth Fund	May 1, 2016

Columbia Ultra Short Term Bond Fund	December 1, 2018	All	0.21%

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Alternative Beta Fund*	October 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.960% 0.955% 0.950% 0.940% 0.930%

Columbia Adaptive Risk Allocation Fund	October 1, 2015

Category 1

Assets invested in affiliated mutual funds, exchange-traded funds and closed-end funds that pay a management fee (or advisory fee, as applicable) to the Investment Manager.

$0 - $500

>$500 - $1,000

>$1,000 - $3,000

>$3,000 - $12,000

>$12,000

0.060% 0.055% 0.050% 0.040% 0.030%

Category 2

Assets invested in exchange-traded funds and mutual funds that are not managed by the Investment Manager or its affiliates.

$0 - $500

>$500 - $1,000

>$1,000 - $3,000

>$3,000 - $12,000

>$12,000

0.160% 0.155% 0.150% 0.140% 0.130%

Category 3

Securities, instruments and other assets not described above, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay a management fee to the Investment Manager, third party closed-end funds, derivatives and individual securities.

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000

0.760% 0.745% 0.730% 0.720% 0.690% 0.665% 0.630%

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Oregon Intermediate Municipal Bond Fund	December 1, 2015	$0 - $250 >$250 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $12,000 >$12,000	0.470% 0.465% 0.415% 0.380% 0.340% 0.330% 0.320% 0.310%

Columbia Connecticut Intermediate Municipal Bond Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia Strategic California Municipal Income Fund

Columbia Strategic New York Municipal Income Fund

March 1, 2016

Columbia Tax-Exempt Fund	December 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $9,000 >$9,000 - $10,000 >$10,000 - $12,000 >$12,000 - $15,000 >$15,000 - $24,000 >$24,000 - $50,000 >$50,000	0.480% 0.475% 0.445% 0.420% 0.385% 0.360% 0.350% 0.340% 0.330% 0.320% 0.300% 0.290%
Columbia Intermediate Municipal Bond Fund	March 1, 2016
Columbia U.S. Social Bond Fund	December 1, 2016

Columbia Balanced Fund	January 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.720% 0.670% 0.620% 0.570% 0.550% 0.530% 0.520%
Columbia Dividend Income Fund	October 1, 2015

Columbia Bond Fund Columbia Corporate Income Fund Columbia Total Return Bond Fund	September 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $9,000 >$9,000 - $12,000 >$12,000 - $20,000 >$20,000 - $24,000 >$24,000 - $50,000 >$50,000	0.500% 0.495% 0.480% 0.460% 0.450% 0.430% 0.415% 0.410% 0.390% 0.380% 0.360% 0.340%

Columbia Emerging Markets Fund	July 1, 2017	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000	1.100% 1.060% 0.870% 0.820% 0.770%

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
		>$6,000 - $12,000 >$12,000	0.720% 0.700%
Columbia Global Energy and Natural Resources Fund	January 1, 2016	$0 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000	0.750% 0.670% 0.620% 0.600% 0.580%

Columbia Global Technology Growth Fund	January 1, 2016	$0 - $500 $500 - $1,000 >$1,000	0.870% 0.820% 0.770%

Columbia Greater China Fund	January 1, 2016	$0 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000	0.950% 0.870% 0.820% 0.770% 0.720%

Columbia High Yield Municipal Fund	October 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $10,000 >$10,000 - $12,000 >$12,000 - $15,000 >$15,000 - $24,000 >$24,000 - $50,000 >$50,000	0.540% 0.535% 0.505% 0.480% 0.445% 0.420% 0.410% 0.400% 0.390% 0.380% 0.360% 0.340%

Columbia Mid Cap Growth Fund	January 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $12,000 >$12,000	0.820% 0.770% 0.720% 0.670% 0.660% 0.650%

Columbia Multi-Asset Income Fund	September 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.660% 0.625% 0.610% 0.600% 0.570% 0.545% 0.510%

Columbia Pacific/Asia Fund	August 1, 2015	$0 - $1,000 >$1,000 - $1,500	0.950% 0.870%

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
		>$1,500 - $3,000 >$3,000 - $6,000 >$6,000	0.820% 0.770% 0.720%

Columbia Real Estate Equity Fund	May 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000	0.750% 0.745% 0.720% 0.670% 0.660%

Columbia Small Cap Value Fund I	[DATE]	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.850% 0.800% 0.750% 0.740% 0.730%

Columbia Small Cap Growth Fund I	January 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.870% 0.820% 0.770% 0.760% 0.750%
Columbia VP – Small Cap Value Fund Columbia VP – Small Company Growth Fund	May 1, 2016
Multi-Manager Small Cap Equity Strategies Fund	July 1, 2017

Columbia Disciplined Small Core Fund	July 1, 2017	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.850% 0.800% 0.750% 0.740% 0.730%

Columbia Strategic Income Fund	March 1, 2016

$0 - $500

>$500 - $1,000

>$1,000 - $2,000

>$2,000 - $3,000

>$3,000 - $6,000

>$6,000 - $7,500

>$7,500 - $9,000

>$9,000 - $10,000

>$10,000 - $12,000

>$12,000 - $15,000

>$15,000 - $20,000

>$20,000 - $24,000

>$24,000 - $50,000

>$50,000

0.600% 0.590% 0.575% 0.555% 0.530% 0.505% 0.490% 0.481% 0.469% 0.459% 0.449% 0.433% 0.414% 0.393%
Columbia VP – Strategic Income Fund	May 1, 2016

Columbia U.S. Treasury Index Fund(1)	September 1, 2015	All	0.400%

Columbia Value and Restructuring Fund	July 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000	0.750% 0.740% 0.670% 0.620%

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”

		>$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.600% 0.580% 0.570%

Columbia VP – Asset Allocation Fund	May 1, 2016	Category 1 Assets invested in securities, (other than third-party advised mutual funds and funds that pay a management fee (or advisory fee, as applicable) to the Investment Manager) including other funds advised by the Investment Manager that do not pay a management fee, exchange-traded funds, derivatives and individual securities.	0.570%
		Category 2 Assets invested in non-exchange traded third-party advised mutual funds	0.120%
		Category 3 Assets invested in underlying funds that pay a management fee (or advisory fee, as applicable) to the Investment Manager	0.020%

Columbia Variable Portfolio (VP) – Diversified Absolute Return Fund*	May 1, 2016	$0 - $500 $500 - $1,000 $1,000 - $3,000 $3,000 - $6,000 $6,000 - $12,000 > $12,000	1.100% 1.050% 1.020% 0.990% 0.960% 0.950%

VP – Managed Volatility Conservative Fund VP – Managed Volatility Conservative Growth Fund VP – Managed Volatility Growth Fund	May 1, 2016	Category 1 Assets invested in affiliated underlying funds (including ETFs and closed-end funds) that pay a management fee (or advisory fee, as applicable) to the Investment Manager	0.02%

Category 2

Assets invested in securities (other than affiliated underlying funds (including ETFs and closed end funds) that pay a management fee (or advisory fee, as applicable) to the Investment Manager), including other funds advised

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”

by the Investment Manager that do not pay a management fee, third party funds, derivatives and individual securities

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000

0.720% 0.670% 0.620% 0.570% 0.550% 0.530% 0.520%

CTIVP® – Lazard International Equity Advantage Fund	May 1, 2016	$0 - $500 $500 - $1,000 $1,000 - $1,500 $1,500 - $3,000 $3,000 - $6,000 $6,000 - $12,000 >$12,000	0.870% 0.820% 0.770% 0.720% 0.700% 0.680% 0.670%

*

When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Investment Manager (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any management fees paid to the Investment Manager by any Subsidiaries under separate management agreements with the Subsidiaries.

(1)

The Investment Manager has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Investment Manager or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including but not limited to, litigation expenses.

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

Schedules A and B – Management Agreement – CFST I and CFVIT

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of

                    , 2020.

COLUMBIA FUNDS SERIES TRUST I COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:
Name: Christopher O. Petersen
Title: President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:
Name: Michael G. Clarke
Title: Co-Head of Global Operations